                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


SUBSIDIARY                                   PARENT
-----------------------------------          -----------------------------------
Read-Rite International                      Read-Rite Corporation

Read-Rite (Malaysia) Sdn. Bhd.               Read-Rite International

Read-Rite (Thailand) Co., Ltd.               Read-Rite Corporation

Sunward Technologies, Inc.                   Read-Rite Corporation

Sunward Technologies, California             Sunward Technologies, Inc.

Sunward Technologies International           Sunward Technologies, Inc.
Limited, Hong Kong

Read-Rite Philippines, Inc.                  Sunward Technologies International
(formerly Sunward Technologies               Limited, Hong Kong
Philippines, Inc.)

Read-Rite SMI Corporation                    Read-Rite Corporation (majority
                                             ownership)

Read-Rite SMI (Thailand) Co., Ltd.           Read-Rite SMI Corporation

Rite-Flex, Inc.                              Read-Rite Corporation